BIOGEN, INC.
              1985 NON-QUALIFIED STOCK OPTION PLAN
(AS AMENDED THROUGH DECEMBER 6, 1996 AND REVISED TO REFLECT TWO-FOR-ONE STOCK
               SPLIT EFFECTED IN NOVEMBER 1996)


I.   PURPOSE OF THE PLAN

The Plan is intended to encourage ownership of shares of Common Stock of the Company by certain employees and Directors of the Company and its Affiliates and to provide an additional incentive to those employees and Directors to promote the success of the Company and its Affiliates.

II.  DEFINITIONS

          1. "Company" means Biogen, Inc., a Massachusetts corporation.

          2. "Affiliate" means a corporation in respect of which the Company owns directly or indirectly fifty percent (50%) or more of the voting shares thereof or which is otherwise controlled by the Company.

      3. "Committee" means the Stock and Option Plan Administration Committee of the Board of Directors of the Company.

      4. "Option" means a stock option granted under this Plan.

III.      SHARES SUBJECT TO THE PLAN

          The aggregate number of shares as to which Options may be granted from time to time shall be 18,454,000 of the shares of Common Stock of the Company (par value $.01); provided, however that such aggregate number shall be reduced by the number of shares which has been sold under, or may be sold pursuant to options granted from time to time under, the Company's 1982 Incentive Stock Option Plan (the "ISO Plan"), to the same extent as if such sales had been made or options granted pursuant to this Plan.

 If any option granted under this Plan or the ISO Plan ceases to be "outstanding", in whole or in part, other than by reason of the exercise of such option, the shares which were subject to such option shall be available for the granting of other Options. Any option shall be treated as "outstanding" until such option is exercised in full, terminates under the provisions of this Plan or the ISO Plan, as the case may be, or expires by reason of lapse of time.



The aggregate number of shares as to which Options may be granted shall be subject to change only by means of an amendment adopted in accordance with
Article XI below, subject to the provisions of Article VIII.

IV.  ADMINISTRATION OF THE PLAN

          The Plan shall be administered by the Committee. The membership of the Committee shall be determined, and shall be subject to change without cause and without notice from time to time, by the Board of Directors of the Company.

          The Committee is authorized to interpret the provisions of the Plan or of any Option and to make all rules and determinations necessary or advisable for the administration of the Plan. Subject to the provisions of the Plan, Options may be granted upon such terms and conditions as the Committee may prescribe.

          This Plan is intended to comply in all respects with Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934 ("1934 Act") with respect to participants who are subject to Section 16 of the 1934 Act, and any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Committee.

V.   ELIGIBILITY FOR PARTICIPATION

          The Committee shall determine which employees and Directors shall be eligible to participate in the Plan. Without limiting the generality of the foregoing, Options may be awarded for reasons of performance, merit, promotion, bonus or upon new employees joining the Company or any Affiliate.

          The Committee may grant to one or more such employees or Directors one or more Options, and shall designate the number of shares to be optioned under each Option so granted; provided, however, that no Options shall be granted after December 31, 2002. In no event shall any employee be granted in any calendar year options to purchase or receive more than 1,200,000 shares of the Company's Common Stock pursuant to this Plan.

VI.  TERMS AND CONDITIONS OF OPTIONS

          No Option issued pursuant to this Plan shall be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. Each Option shall be set forth in writing in an Option agreement, duly executed on behalf of the Company and by the person to whom such Option is granted. No Option shall be deemed to have been granted and no purported grant of any Option shall be effective until such Option shall have been approved by the Committee. The Committee may provide that Options be granted subject to such conditions as the Committee may deem appropriate, including without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. Each such Option agreement shall be subject to at least the following terms and conditions:


          A. Option Price: Except as otherwise determined by the Committee, the Option price per share for Options granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant of the Option; provided, however, that in no event shall the Option price be less than the par value per share of Common Stock. Fair market value shall be the average of the "high" and "low" sale prices as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of grant of the Option or, if none, for the most recent trading date thirty (30) days or less prior to the date of grant of the Option on which the Common Stock was traded.

          B.   Term of Option: Each Option shall terminate not more than ten
(10) years from the date of the grant thereof, or at such earlier or later time as the Committee shall expressly resolve.

          C. Date of Exercise: The Committee may prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the attainment of stated goals.

          D. Cancellation and Repurchase Rights: The Committee may stipulate that any Option which becomes exercisable shall be subject to cancellation or that shares purchased upon the exercise of such Option shall be subject to repurchase rights in favor of the Company. In such event the Committee shall determine the date or dates, or event or events, upon which such cancellation or repurchase rights shall become effective or shall lapse, as the case may be.

      E. Medium of Payment: The Option price shall be payable upon the exercise of the Option. It shall be payable in cash, or, if permitted by the Committee, in shares or other consideration.

      F. Termination of Employment: An Option holder who ceases (for any reason other than death or total and permanent disability or termination of employment for cause) to be an employee or Director of the Company or of an Affiliate may exercise any Option granted to the extent that the right to purchase shares thereunder has accrued on the date of such termination. Such Option shall be exercisable only within three (3) months after such date of termination, or, if earlier, within the originally prescribed term of the Option, unless the Committee shall authorize a different period. Employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

          An Option holder whose employment with the Company or an Affiliate is terminated by his/her employer for cause or a Director who is removed from the Board of Directors for cause shall forthwith upon such termination cease to have any right to exercise any Option. For purposes of this paragraph, "cause" shall be deemed to include dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Committee as to the existence of cause shall be conclusive.



     An Option holder to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability, or who is on a permitted leave of absence for any purpose, shall not, during the period of any such absence, be deemed by virtue of such absence alone, to have terminated his employment with the Company or with an Affiliate except as the Committee may otherwise expressly provide.

          G. Total and Permanent Disability: If an Option holder ceases to be an employee or Director of the Company or of an Affiliate by reason of total and permanent disability, as determined by the Committee, any Option held by him or her on the date of disability shall be exercisable as to all or any part of the shares subject to the Option, all of which shares shall be fully vested as of the date of such disability. A disabled Option holder may exercise such Option only within a period of one (1) year after the date as of which the Committee determines that he or she became disabled or within such different period as may be determined by the Committee, or, if earlier, within the originally prescribed term of the Option.

          H. Death: If an Option holder dies while the Option holder is an employee or Director of the Company or of an Affiliate, any Option held by him or her at the date of death shall be exercisable as to all or any part of the shares subject to the Option, all of which shares shall be fully vested as of the date of the Option holder's death. A deceased Option holder's legal representatives or one who acquires the Option by will or by the laws of descent and distribution may exercise such Option only within a period of one
(1) year after the date of death or within such different period as may be determined by the Committee, or, if earlier, within the originally prescribed term of the Option.

     I. Exercise of Option and Issue of Shares: Options shall be exercised by giving written notice to the Company, addressed to the Company at the address specified in the Option agreement, with which the Option holder shall tender the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of shares with respect to which the Option is being exercised, and shall contain any warranty required by Article VII of the Plan. The issuance of the Option shares may be delayed by the Company if any law or regulation requires the Company to take any action with respect to the Option shares prior to the issuance thereof. Without limiting the generality of the foregoing, nothing contained herein shall be deemed to require the Company to issue any Option shares if prohibited by law or applicable regulation.

          The shares shall, upon issuance, be evidenced by an appropriate certificate or certificates in respect of paid-up, non-assessable shares.

          J. Assignability and Transferability of Option: By its terms, an Option granted to an Option holder shall not be transferable by such Option holder other than (i) by will or by the laws of descent and distribution or
(ii) pursuant to a qualified domestic relations order, as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder, or (iii) as otherwise determined by the Committee and set forth in the applicable Option agreement. The designation of a beneficiary of an Option by an Option holder shall not be deemed a transfer prohibited by this paragraph. Except as provided in the preceding sentence, an Option shall be exercisable, during an Option holder's lifetime, only by the Option holder
(or by his or her legal representative) and shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph, or the levy of any attachment or similar process upon an Option or other such rights, shall be null and void.


          K. Other Provisions: The Option agreements authorized under the Plan shall be subject to such other terms and conditions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

          L. Non-Employee, Non-Scientific Board Directors' Options: Each Director who is not (i) an employee of the Company or any of its Affiliates, or (ii) a member of the Scientific Board of the Company, or (iii) elected pursuant to an agreement or arrangement between shareholders of the Company or between the Company and its shareholders, upon first being appointed or elected to the Board of Directors, and upon every third anniversary thereof, shall be granted an Option to purchase 30,000 shares of Common Stock. Each such Option shall have an exercise price equal to the fair market value per share of Common Stock on the date of grant, as determined under Section VI.A. above, and a term of ten (10) years, and shall be exercisable as to one-third (1/3) of the shares subject thereto upon completion of one full year of service on the Board of Directors after the date of grant, and as to an additional one-third (1/3) upon completion of each full year of service thereafter. For any such Director serving in office on December 6, 1991, the first such Option shall be granted on the date on which the most recent Option previously granted to him, the vesting of which is contingent upon continued service on the Board of Directors, becomes fully vested, and subsequent
Options under this Paragraph shall be granted on every third anniversary of such date. Notwithstanding the provision of Section XI concerning amendment of the Plan, the provisions of this Section VI.L. shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder. The grants of options under this Paragraph L are intended to be non-discretionary formula awards within the meaning of Rule 16b-3(c)(2)(ii). Paragraph F of Article VI, which cancels the Options of any Participant determined by the Committee to have been terminated for cause, shall not apply to the awards under this Paragraph L.

          M. Tax Withholding: In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Option holder's salary in connection with the exercise of an Option, the Option holder shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Option holder, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section VI.A. above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Option holder may be required to advance the difference in cash to the Company or the Affiliate employer.

      N. Reload Options: The Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock. The number of Reload Options shall equal (i) the number of shares of Common Stock used to exercise the underlying Options and (ii) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of underlying Options through the use of shares of Common Stock held by the optionee for at least 6 months. Reload Options must be evidenced in Option agreements or amendments to those agreements. The Option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date the grant of the Reload Option becomes effective. The term of each Reload Option shall be equal to the remaining option term of the underlying Option. No additional Reload Options shall be granted to Option holders when Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Option holder's employment or on account of death or total and permanent disability. All other provisions of this Plan with respect to Options shall apply equally to Reload Options.

          O. Rights as a Shareholder: No Option holder shall have rights as a shareholder with respect to any shares covered by such Option except as to such shares as have been registered in the Company's share register in the name of such person upon the due exercise of the Option.

VII.      PURCHASE FOR INVESTMENT

          If and to the extent that the issuance of shares pursuant to the exercise of Options is deemed by the Company to be subject to the United
States Securities Act of 1933, as now in force or hereafter amended
("1933 Act"), or to the securities law of any other jurisdiction, the Company shall be under no obligation to issue shares covered by such exercise unless the person or persons who exercises or who exercise such Option shall make such warranty or take such action as may be required by any applicable securities law of any applicable jurisdiction and shall, in the case of the applicability of the 1933 Act, in the absence of an effective registration under such Act with respect to such shares, warrant to the Company, at the time of such exercise, that such person is or that they are acquiring the shares to be issued to such person or to them, pursuant to such exercise of the Option, for investment and not with a view to, or for sale in connection with, the distribution of any such shares; and in such events the person or persons acquiring such shares shall be bound by the provisions of a legend endorsed upon any share certificates expressing the requirements of any applicable non-United States securities law, or, in cases deemed governed by the 1933 Act, substantially the following legend, which shall be endorsed upon the certificate or certificates evidencing the shares issued by the Company pursuant to such exercise:

          "The shares have not been registered under the securities laws of any country, including the United States Securities Act of 1933, as amended, and the Company may refuse to permit the sale or transfer of all or any of the shares until (1) the Company has received an opinion of Counsel satisfactory to the Company that any such transfer is exempt from registration under all applicable securities laws or (2) in the case of sales or transfers to which the United States Securities Act of 1933 is applicable, unless a registration statement with respect to such shares shall be effective under such Act, as amended."

          Without limiting the generality of the foregoing, the Company may delay issuance of the shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

VIII.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

          In the event that the outstanding Common Stock, $.01 par value, of the Company is changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustment shall be made in the number and kind of shares for the purchase of which Options may be granted under the Plan, including Options to be granted pursuant to Article VI L hereof, and, in addition, appropriate adjustment shall be made in the number and kind of shares and in the Option price per share subject to outstanding Options so that each Option holder shall be in a position equivalent to the position the Option holder would have been in had the Option holder exercised the Options immediately prior to the applicable event.

IX.  DISSOLUTION OR LIQUIDATION OF THE COMPANY

          Upon the dissolution or liquidation of the Company other than in connection with transactions to which the preceding Article VIII is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights hereunder of an Option holder or one who acquired an Option by will or by the laws of descent and distribution have not otherwise terminated and expired, the Option holder or such person shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has accrued as of the date of exercise immediately prior to such dissolution or liquidation.

X.   TERMINATION OF THE PLAN

          Unless the Committee shall decide to reduce or, subject to shareholder approval, if required under Article XI, to extend the duration of the Plan, the Plan shall terminate on December 31, 2002. Termination of the Plan shall not affect any Options granted or any Option agreements executed prior to the effective date of termination.

XI.  AMENDMENT OF THE PLAN

          The Plan may be amended by the Committee or the Board of Directors of the Company provided, however, that if the scope of any amendment is such as to require shareholder approval in order to comply with Rule 16b-3 under the 1934 Act such amendment shall require approval by the shareholders. Any amendment shall not affect any Options theretofore granted and any Option agreements theretofore executed by the Company and any Option holder unless such amendment shall expressly so provide. No amendment shall adversely affect any Option holder with respect to an outstanding Option without the written consent of such Option holder. With the consent of the Option holder affected, the Committee may amend any outstanding Option agreement in a manner not inconsistent with the Plan, including, without limitation, to accelerate the date of exercise of any installment of any Option.

XII.      EMPLOYMENT RELATIONSHIP

          Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of any employee, nor to prevent any employee from terminating his/her employment with the Company or an Affiliate.

XIII.      EFFECTIVE DATE

          This Plan first became effective on January 2, 1985.


cooka.stock.1985nq.pln